UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2018 (June 6, 2018)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of Tecogen Inc. (the "Company) at its 2018 Annual Meeting of Stockholders (the "Annual Meeting") held on June 6, 2018:

1.	To elect six directors to the Board of Directors of the Company to hold office for one year until the 2019 annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of Wolf & Company, P.C., as the Company's independent registered public accounting firm.
For more information about the forgoing proposals, see the Company's 2018 Proxy Statement.
The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:
1. Election of Directors

	For	Withheld	Broker Non-Votes
Angelina M. Galiteva	9,109,809	3,452,248	3,992,685
Benjamin Locke	12,512,468	49,589	3,992,685
Charles T. Maxwell	9,049,898	3,512,159	3,992,685
Ahmed F. Ghoniem	12,342,245	219,812	3,992,685
Keith Davidson	12,512,468	49,589	3,992,685
Deanna Petersen	12,522,754	39,303	3,992,685

All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Ms. Angelina M. Galiteva, Mr. Benjamin Locke, Mr. Charles T. Maxwell, Mr. Ahmed F. Ghoniem, Mr. Keith Davidson, and Ms. Deanna Petersen were elected to serve as directors of the Company for terms of one year, until their resignation, or their successors are duly elected and qualified.
2. Ratification of the appointment of Wolf & Company, P.C. to serve as independent registered public accountants for the fiscal year ending December 31, 2018.

	For	Withheld	Against	Abstain	Broker Non-Votes
Wolf and Company P.C.	16,376,951	—	176,745	1,046	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie Brown
June 7, 2018	Chief Accounting Officer